UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2017

Date of Report (Date of earliest event reported)

iFresh, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	###-##-####
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628 6200

_______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, iFresh Inc. (the “Company”) received a letter of resignation from Peiling He pursuant to which Ms.He resigned as the Chief Financial Officer of the Company. Ms. HeFang indicated that he resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, polices or practices.

On May 17, 2017, the Company’s Board of Directors appointed Alfred Chung-Chieh Ying to be the Company’s Chief Financial Officer.

Mr. Ying has served as investor relations director and senior adviser to the board of Safe-Run Machinery (Suzhou)Co. from December 2015 to January 2017, Overseas Investment Director for Union Life Insurance Company from October 2014 to September 2015, Vice President of equity research and investment banking at Piper Jaffrey Asia Securities Ltd./China Minsheng Banking Corp. from September 2011 to September 2014, Vice President of investor relations and M&A at Daphne International Holdings Limited from August 2007 to March 2011, Executive Vice President of equity research at Grand Cathay Securities from January 2005 to July 2007 and director, head of Asian technology research and head of Taiwan at BNP Paribas Peregrine Securities Ltd. from October 1998 to December 2004. Mr. Ying received his Master of Business Administration Degree from the University of New South Wales, Master of Science Degree in Mechanical Engineering from the National Chiao Tung University, and Bachelor of Science Degree in Mechanical Engineering from the National Cheng Kung University.

On May 17, 2017, the Company entered into a three-year employment agreement with Mr. Ying, pursuant to which Mr. Ying will receive an annual salary of $150,000 per year and will be entitled to receive a cash bonus and 10,000 shares of the Company’s common stock upon achieving certain milestones to be determined by the Company’s Board of Directors. In the event that Mr. Ying is terminated without cause or he resigns for good reason prior to the end of the term, Mr. Ying shall be entitled to the continuation of his salary for three months and the accelerated vesting of any outstanding equity awards. In the event of a change of control of the Company pursuant to which Mr. Ying is terminated without cause or he resigns for good reasonprior to the end of the term, Mr. Ying shall be entitled to a severance payment equal to three months of his base salary and the accelerated vesting of any outstanding equity awards.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Alfred Chung-Chieh Ying dated May 17, 2017
99.1	Press Release dated May 18, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 19, 2017

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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